Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

N-2

Dawson Private Markets Evergreen Fund

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Shares of Beneficial Interest	(1)	457(o)		$	$999,000,000.00	0.0001381	$137,961.90
Fees Previously Paid	Equity	Common Shares of Beneficial Interest	(2)	457(o)		$	$1,000,000.00		$138.10

Total Offering Amounts:							$1,000,000,000.00		138,100.00
Total Fees Previously Paid:									138.10
Total Fee Offsets:									0.00
Net Fee Due:									$137,961.90

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Offering Note(s)

(1)	This registration statement relates to the aggregate offering of $1,000,000,000 of common shares of beneficial interest of the Fund. The Maximum Aggregate Offering Price is estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.

(2)	The Registrant previously paid $138.10 in connection with the Registrant’s registration statement on Form N-2 (File No. 333-292194) as filed with the Securities and Exchange Commission on December 17, 2025. The Registrant paid the remaining $137,961.90 in connection with the filing hereof.